UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ] Definitive Information Statement

SEAHAVN CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[✓] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)4 and 0-11.

Title of each class of securities to which transaction applies:

Common, Series A Convertible Preferred Stock

Aggregate number of securities to which transaction applies:

a. Common:

b. Series A Convertible Preferred Stock

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A

Proposed Maximum Aggregate Value of Transaction: N/A

Total Fee Paid: N/A

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11)a_)2_ and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

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Filing Party:

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SEAHAVN CORPORATION

10900 NE 4TH STREET, SUITE 1850

BELLEVUE, WA 98004

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

HELD ON MAY 26, 2005

Dear Shareholders:

A special meeting of Shareholders, was held on May 26, 2005, at 10900 NE Fourth Street, Suite 1850, Bellevue, WA 98004 for the following purposes.

To elect members of the Board of Directors.

Approve Davis Accounting Group, P.C. as independent auditors.

Appointment of Dr. Mark Brennan, M.D. to the Company's Advisory Board as Medical Advisor regarding vessel crew health and safety.

To ratify the Corporation's actions in obtaining a new stock ticker symbol.

To ratify the CEO's actions in negotiating an agreement for the Company's wholly-owned subsidiary, SeaHAVN Group, Ltd. (BAH) to acquire all of the stock and/or all of the assets of SeaHAVN (BVI), Ltd.

To ratify the employment of Parsons Law Firm as special securities counsel for the Corporation.

To ratify the employment of Peterson Russell Kelly PLLC as general counsel for the Corporation.

To ratify the actions of the CEO to negotiate with Lee Andrews of Tatum Partners to act as Chief Financial Officer of the Corporation.

To approve all actions necessary to bring the Company current in all of its required filings with the Securities and Exchange Commission.

Ratify actions of the Company relating to the merger with SeaHAVN (DE), Ltd. as set forth in the letter of intent dated December 13, 2004.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY

Only shareholders of record at the close of business on May 25, 2005 will be entitled to receive this Information Statement and notice of the Special meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

_____________________

James A. Wexler, President

Signed at: Bellevue, Washington
Date: May 27, 2005

SEAHAVN CORPORATOIN

10900 NE FOURTH STREET, SUITE 1850

BELLEVUE, WA 98004

INFORMATION STATEMENT

FOR THE SPECIAL MEETING OF SHAREHOLDERS

HELD ON MAY 26, 2005

INTRODUCTION

This Information Statement is being furnished to the shareholders of SeaHAVN Corporation, a Nevada corporation (the "Company"), to inform them of the special meeting of shareholders. This meeting (referred to herein as the "Special Meeting") was held on May 26, 2005 at 10900 NE 4th Street, Suite 1850, Bellevue, Washington. Only shareholders of record at the close of business on May 25, 2005 (the "Record Date") will be entitled to receive this Information Statement.

At the Special Meeting, holders of common stock were asked to approve the following actions:

  Elect the following individuals as members of the Board of Directors.

a. James A. Wexler

b. Fred Gretch

c. Byron Nutley

d. Scott Baker

e. Don Lake

  Appointment of Davis Accounting Group, P.C. as independent auditors.

  Appointment of Dr. Mark Brennan, M.D. to the Company's Advisory Board as Medical Advisor regarding vessel crew health and safety.

  The Corporation's actions in obtaining a new stock ticker symbol.

  The CEO's actions in negotiating an agreement for the Company's wholly-owned subsidiary, SeaHAVN Group, Ltd. (BAH) to acquire all of the stock and/or all of the assets of SeaHAVN (BVI), Ltd.

  The employment of Parsons Law Firm as special securities counsel for the Corporation.

  The employment of Peterson Russell Kelly PLLC as general counsel for the Corporation.

  The actions of the CEO to negotiate with Lee Andrews of Tatum Partners to act as Chief Financial Officer of the Corporation.

  All actions necessary to bring the Company current in all of its required filings with the Securities and Exchange Commission.

  Actions of the Company relating to the merger with SeaHAVN (DE), Ltd. as set forth in the letter of intent dated December 13, 2004.

Principal Shareholders, who collectively represented 26,600,000 shares of the total 34,137,046 shares of common stock, and 0 shares of preferred, outstanding on 2,000,000, were present. All of the Principal Shareholders voted in favor of the proposal. Accordingly, no proxies will be solicited and no action is required on your behalf. The cost of printing and distributing this Information Statement and holding the Special Meeting will be paid by the company.

The Company's principal executive offices are located at 10900 NE Fourth Street, Suite 1850, Bellevue, WA 98004.

THIS DOCUMENT IS REQUIRED UNDER THE FEDERAL SECURITIES LAWS AND IS PROVIDED SOLELY FOR YOUR INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY.

DIRECTORS AND EXECUTIVE OFFICERS

The following individuals were appointed to the Board of Directors, to serve for a period of one year, or until the next annual meeting of shareholders:

James A. Wexler. Mr. Wexler is currently the President and CEO of the Corporation. Mr. Wexler has, for the past 35 years, developed an extensive background in the international fishing industry on all levels of activity. He has been Chairman & Chief Executive Officer, SeaHAVN, Ltd. (1997- present) and has held similar positions with its predecessor company Russian Joint Venture Fishing Company, Ocean Resource Management LLC and related ten vessel owning companies (1995-1997); Partner and Chairman, Admiralty, Fisheries & Maritime Law Practice Group, Williams, Kastner & Gibbs (1989-1995); Maritime and Fisheries Attorney, Law Offices of James A. Wexler, Seattle (1982-1989); Director, Fisheries Development, Economic Development Council- Seattle (1980-1982); Northwest Regional Counsel, NOAA General Counsel, US Department of Commerce (1976-1980); Assistant to the Geographer of the United States, United States Department of State (1975-1976); Representative, U.S. Department of Commerce to the Inter-Agency Committee on Law of the Sea (1973-1976); Representative, U.S. Department of Commerce to the Inter-Agency Committee on Law of the Sea (1973-1976); and an oceanographic and line officer aboard research vessels throughout the Pacific Ocean as a commissioned officer, Lieutenant Commander, U.S. National Oceanic and Atmospheric Administration (National Marine Fisheries Service and National Ocean Survey) (1970-1973).

Mr. Wexler has extensive experience within the U.S. agencies managing and regulating the U.S. resource as well as being general counsel to the National Marine Fisheries Service Capital Construction Fund and Fishing Vessel Obligation Guarantee Loan Program. As Director, Fisheries Development, EDC-Seattle he managed a multi-million dollar program to introduce and develop under-utilized fish species of the west coast. He has also acted as legal counsel to a broad base of private sector U.S. fisheries interests including a variety of harvesting companies, both shore and factory fishing trawl processing companies and industry marketing companies as well as regional banks and investment institutions with fishing industry interests. In private practice he has been General Counsel, Director and Officer to five companies pioneering the United States factory trawler industry in the mid-eighties before starting his own vessel companies. Mr. Wexler has organized vessel financing, construction, renovation, marketing, management, insurance and international fishing licenses throughout Africa, the Middle-East, United States, Russia and Pacific Island nations.

Fred Gretsch. Fred B. Gretsch, Sr. is a partner with Tatum CFO Partners, LLP. He practices with Tatum CFO in their Phoenix office. His vast experience includes over 33 years focusing on public and private, entrepreneurial, middle market and multi-national companies in a broad range of businesses. He has worked in fast growing companies, with multiple mergers, acquisitions, divestitures and management of multiple global location companies. He has expertise in financial and SEC reporting, treasury, trade services, risk management, credit, banking, budgeting and planning, intellectual property, rating agency reviews, shareholder and investor relations and human resource planning and management.

Mr. Gretsch is currently serving as President and CEO of Southwest Storage & Distribution Company L.L.P., a privately held partnership and is responsible for running all aspects of this $10 million frozen storage and distribution entity. Mr. Gretsch has served as Treasurer of multinational, public ON Semiconductor. He also served as Chief Financial Officer, Treasurer and Corporate Secretary of Futech Interactive Products, Inc., a manufacturer of interactive books and distributor of third party books to warehouse clubs with revenues exceeding $25 million. As a member of the executive committee, Mr. Gretsch worked on taking the company public, closed a number of acquisitions, and kept the company operating day to day. He consolidated the world wide financial reporting of various business segments. He designed and implemented various stock option plans for the owner, management and the Board. A major accomplishment included improving the accuracy of financial reporting, completing the first historical Big Five audit of the Company's books and tightening internal controls. His efforts kept the Company operating for two and a half years, although it never did go public and exhausted its financial resources.

He has also been Treasurer for Vail Resorts, Inc., Vail, CO and Cable Systems International, Phoenix, AZ.

Mr. Gretsch served as Corporate Director, Treasury Operations for General Dynamics Corporation, a defense contractor with over $9 billion in revenue and multiple locations globally. He streamlined treasury systems and processes reducing operating costs by $2.4 million on an annualized basis. He also participated in the major downsizing, re-engineering and restructuring of the Company to $2 billion in revenue, which created $2.5 billion in cash under management. As a result Treasury became a major profit center.

Mr. Gretsch had eighteen years of financial and banking experience as a Vice President with Citicorp/Citibank, now part of Citigroup. He advised and financed clients in acquisitions, operating requirements, trade, and provided other banking services as required by his broadly diversified customer base. He originated, approved and established a $27 million domestic competitive bid facility for a large, prominent multi-member family, a $6 million multi-currency amendment for a real estate private banking client, and various international loans, foreign exchange and options and trade transactions.

Earlier in his career, he held numerous positions over a period of six and a half years for RCA at its semiconductor facility in Somerville, NJ and its Corporate Headquarters at 30 Rockefeller Center in New York City.

Brian Nutley. Mr. Nutley has nearly twenty years of experience within the computer software and professional service industries, including leadership roles ranging from information technology to general and financial management. His strengths include P&L management, strategic financial planning, team building & collaboration, M&A activity, international business and information technology management. He is a results-focused leader with proven ability to create efficiency and rapid growth in start-ups and entrepreneurial companies.

Mr. Nutley will develop and manage all aspects of administration including development of up-to-date and technology efficient electronic reporting and record keeping protocols for the financial and operational management of the company.

Professional Experience

Microsoft Corp - Asia Pacific Region HQ, Singapore (2003 to present)
Director of Business Operations

Free Rein Corp - Bellevue, WA (2000 to 2001)
Co-Founder and Chief Financial Officer

USWeb/CKS Corp - Kirkland, WA (1998 to 2000)
Managing Partner

Nutley Systems, Inc. - Kirkland, WA (1996 to 1998)
Chairman & CEO

Microsoft Corp - Redmond, WA (1987 to 1996)
International Manager
Senior Systems Analyst / Financial Systems Analyst
Excel Team: Project Test Lead / Technical Lead / Software Test Engineer

Boards of Directors

Discovery Institute (1999 to present)
A Seattle-based think tank with current projects that explore the fields of technology, science and culture, reform of the law, national defense, the environment and economy, the future of democratic institutions, transportation, religion and public life, government entitlement spending, foreign affairs and cooperation within the bi-national region of "Cascadia".

iSolute.com (1999-2001)
As Chairman and co-founder of this Internet technology company, drove fund raising efforts that generated over USD7 million from angel investors.

Scott Baker. Mr. Baker will analyze, develop and coordinate financial evaluations for operations of the fishing factory freezer trawlers for operations in the United States, Africa and in Atlantic and Pacific Ocean areas of operations. Mr. Baker has: Coordinated development of operational business and financial models for the fishing industry; Developed cash flow projections, balance sheets and income statements for all operational scenarios; Successfully negotiated USD165million in funding options for the company; Coordinated with operational operatives and resource analysts for development of fisheries business plans involving a variety of vessel configurations and sizes.

Professional Experience

Carl Bro a|s - 2001 to present
Financial Manager

Resource Connection,Phoenix, Arizona - 1999 to 2001
International Financing Consultant,

Central Asia Leasing, Almaty, Kazakhstan
1997 to 1999 General Manager,

Center for Business Development Uralsk, Kazakhstan - 1994 to 1996
Chief Consultant

Arizona Electric Power Co-op, Inc.Benson, Arizona - 1991 to 1994
Treasury Analyst,

Don Lake. Mr. Luke served as President of the Corporation until May 19, 2005. He has also served as a director since 2002.

There are no family relationships among directors, executive officers, or persons chosen by the Company to become directors or executive officers. None of the nominated directors has been involved in any legal proceedings during the past five years, have not been involved in any proceedings involving federal, state or local environmental laws; have not been involved in any bankruptcy, been convicted in a criminal proceeding, is not subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, and have not been found to have violated a federal or state securities or commodities law.

Audit Committee. Mr. Scott Baker has been appointed to the Board's Audit Committee. Mr. Baker is not an audit committee financial expert.

The Company has no other standing committees of the Board of Directors.

Compliance with Section 16(a) of the Exchange Act. The Company's knowledge, no reports on Forms 3 and 4 were required to be filed, which were not filed.

INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has selected Davis Accounting Group, P.C. to act as independent auditors for the fiscal year ending June 30, 2005. Due to inactivity of the Company, no independent auditor was retained for the year ended June 30, 2004. However, in connection with the decision of the Company to bring all of its filings with the Securities and Exchange Commission, the Company has requested that Davis Accounting Group, P.C. assist the Company in connection with the audit of the years ended June 30, 2003 and 2004.

INTERESTS OF CERTAIN PERSONS IN THE PROPOSAL

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposal and to take the action which is not shared by all other holders of the Company's Common Stock. See "Security Ownership of Certain Beneficial Owners and Management."

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of the following:

COMMON STOCK

As of the Record Date, there were 975,000,000 shares of common stock authorized with a stated par value of $.001 per share, of which 34,137,046 shares were issued and outstanding, with 940,862,954 shares authorized but unissued. The holders of the Common Stock vote as a single class and are entitled to one vote per share on all matters to be voted on by the shareholders and have the right of cumulative voting in connection with the election of directors. The holders of Common Stock are entitled to receive pro rata dividends, when and as declared by the Board of Directors in its discretion, out of funds legally available therefore.

Dividends on the Common Stock are declared by the Board of Directors. The payment of dividends on the Common Stock in the future, if any, will be subordinate to the preferred stock, must comply with the provisions of the Nevada Code and will be determined by the Board of Directors. In addition, the payment of such dividends will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

PREFERRED STOCK

As of the Record Date, there were 25,000,000 shares of preferred stock authorized with a stated par value of $.001 per share, of which 2,000,000 shares of Series A Preferred Stock were issued and outstanding, with 23,000,000 shares authorized but unissued. The holders of the Series A Preferred Stock vote as a single class in all matters except as they pertain to liquidation, and are entitled to one vote for every ten votes of Series A Preferred stock held by the shareholder. Holders of the Series A Preferred shall be entitled to receive Common Stock dividends or other distributions with the holders of the Common Stock on an "as converted" basis when and if declared by the Directors of the Corporation. Holders of Series A Preferred stock have the right to convert their shares into common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 25, 2005, the beneficial ownership of the Company's Common Stock (i) by any person or group known by the Company to beneficially own more than 5% of the outstanding Common Stock, (ii) by each Director and executive officer and (iii) by all Directors and executive officers as a group. Unless otherwise indicated, the holders of the shares shown in the table have sole voting and investment power with respect to such shares. The address of all individuals for whom an address is not otherwise indicated is 100 NE 80th Terrace, Miami, Fl 33138

Name of Beneficial Owner	Nature of Affiliation	Shares of Common Stock Beneficially Owned (3)	Percentage of Shares of Common Stock Beneficially owned
James A. Wexler	Director, CEO, President	26,600,000	83%

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

None of the Company's executive officers received any compensation for services rendered during the fiscal year ended June 30, 2004.

BOARD OF DIRECTORS - COMMITTEES

2004 Committee Meetings

During the fiscal year ended June 30, 2004, the Board of Directors did not meet.

Audit Committee

The Board of Directors does not have a standing Audit Committee.

The Company's common stock trades on the OTC Bulletin Board under the symbol NBGC (PK). Thus, the Company is not subject to NASDAQ audit committee requirements.

The Company's Articles of Incorporation do not set forth separate functions of the Audit Committee.

AVAILABLE INFORMATION

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the Commission at (800) SEC-0330 for further information. Copies of such materials may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. Any shareholder may also receive a copy of any report by contacting the Company by mail at 10900 NE Fourth Street, Suite 1850, Bellevue, WA 98004, or by telephone at (425) 990-4001. The Company will provide the documents incorporated by reference without charge upon such written or oral request.

DATED: May 27, 2005

The foregoing Notice and Information Statement are sent by Order of the Board of Directors

Chairman of the Board